UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 14, 2003

RELOCATE411.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-25591 (Commission File Number)	11-3462369 (IRS Employer ID No.)

142 Mineola Avenue, Suite 2D
Roslyn Heights, New York  11577
(516) 773-3085
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)      Don Fuchs, CPA resigned as our independent auditor on February 14, 2003.

(ii)      Don Fuchs, CPA reports on our financial statements for the fiscal years ended November 30, 2001 and November 20, 2000 and through August 31, 2002 contains no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)      Our Board of Directors approved the change in accountants.

(iv)      For the most recent fiscal year and any subsequent interim period through Don Fuch's resignation on February 14, 2003, there has been no disagreement between us and Don Fuchs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Don Fuchs would have caused him to make a reference to the subject matter of the disagreement in connection with his reports.

During the most recent fiscal years and any subsequent interim period through Don Fuch's resignation on February 14, 2003, we have not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b)     New Independent Accountants:

(i)      We engaged, Marvin Kirschenbaum, CPA 332 Meehan Avenue - Reads Landing, West Lawrence, New York 11691-5431, as our new independent accountants as of February 14, 2003. Prior to such date, we did not consult with Marvin Kirschenbaum, CPA (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Don Fuchs, or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Don Fuchs, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

RELOCATE411.COM, INC.

By:   /s/    Darrell Lerner

Darrell Lerner
President, Secretary and Director

Date:   February 19, 2003